Exhibit 99.1

Thomas Weisel Partners Healthcare Conference September 10, 2009

Facet Biotech Corporation Forward-looking Statements This presentation contains forward-looking statements involving risks and uncertainties and Facet’s actual results could differ materially from those, express or implied, in this presentation. The forward-looking statements include, without limitation, that we expect: (i) our 2009 cash utilization to be approximately $80 million, (ii) our 2009 total costs and expenses to be $155 to $165 million, (iii) to initiate the DECIDE phase 3 trial for daclizumab in 1H 2010, (iv) we could receive milestone payments related to the development of elotuzumab and daclizumab, (v) to fund our current operations until approximately the end of 2012, (vi) MS market dynamics to shift towards higher efficacy therapeutics, (vii) daclizumab would compete with these higher efficacy therapeutics, (viii) daclizumab could have significant penetration and be a strong competitor in the MS market, (ix) the SELECT trial to complete enrollment by mid-2010 with a data readout by 2H 2011 and (x) to reduce our real estate lease expenses. Various factors may cause differences between our expectations and actual results including: the development and commercial potential of daclizumab and elotuzumab could be adversely impacted by changes in our plans or timelines, including because of unexpected safety or efficacy data observed during clinical trials, enrollment rates in clinical trials, changes in expected competition and changes in regulatory support for our development path; changes in clinical development program expectations, including regarding the advancement, slowing or termination of clinical development programs, unexpected litigation or other disputes and other unexpected events could adversely impact our cash utilization and costs and expenses. Other risk factors we face are discussed in the “Risk Factors” sections of our SEC filings, which may be obtained at the “Investors” section of our website at www.facetbiotech.com. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements to reflect any change in expectations, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement. Copyright Notice All of the content in this presentation is copyrighted and may not be reproduced, distributed or revised in any manner without the prior written consent of Facet Biotech. Any use without consent may violate copyright law and other laws or regulations. © Copyright 2009, Facet Biotech Corporation. All Rights Reserved. 2

Company overview Valuable immunology and oncology assets 6 programs in development including daclizumab entering phase 3 Next-generation protein engineering technologies Scalable process that rapidly and comprehensively maps entire antibody to identify mutations COM patents filed on 2 mAbs; expect 3 additional mAbs by year-end with more to follow Ongoing financial discipline Reduced 2009 cash burn from $110M to $80M Seeking to sublet excess real estate space to cut costs Strong balance sheet $371.1M cash at June 30, 2009 Sufficient cash to fund operations to the end of 2012

Significant progress since spin-off Completed spin-off December 2008 8 months as independent company Cut burn 2009 rate by over 25%, from $110M to $80M Sufficient funding to end of 2012 Passed daclizumab futility analysis With Biogen Idec, advancing program to phase 3 Successfully advanced and expanded pipeline Announced promising elotuzumab phase 1 data Acquired 50% of worldwide rights to novel asset Strengthened management team and board of directors Welcomed new board members and new CSO

Potential upcoming catalysts Initiation of DECIDE daclizumab phase 3 program and related receipt of $30M milestone from Biogen Idec Decision to advance elotuzumab to phase 2 and receipt of $15M milestone upon initiation Decision regarding volociximab program in collaboration with Biogen Idec BMS decision regarding PDL241 and potential $15M milestone payment Elotuzumab and TRU-016 data at ASH Progress on sublease to reduce long-term liability

Valuable immunology and oncology assets 1. In collaboration with Biogen Idec (BIIB); ongoing SELECT P2 trial considered first of two required registrational trials; 2. In collaboration with Bristol-Myers Squibb (BMS); 3. In collaboration with Trubion Pharmaceuticals; 4. BMS has option to include in collaboration oncology immunology DAC HYP ovarian1 lung1 volociximab multiple myeloma (monotherapy)2 multiple myeloma (combination)2 elotuzumab Preclinical Phase 1 Phase 2 Phase 3 multiple sclerosis1 solid tumors PDL192 immunologic diseases4 PDL241 chronic lymphocytic leukemia3 TRU-016 non-Hodgkin’s lymphoma / AIID3

We expect MS market dynamics to shift

ANNUALIZED RELAPSE RATE (ARR)

Relative Reduction

AVONEX® REBIF® BG-12 BETASERON® COPAXONE®	~30%	50 – 67%	DACLIZUMAB HYP RITUXAN® FTY-720 CLADRIBINE TYSABRI®

- Worldwide ABCR market valued at ~$10B
- Currently captures most new patients
- Cycling dynamics should change once more efficacious therapies gain approval
- Failure of the ABCR therapies creates a large patient population seeking better control of MS

- The next generation of novel agents will raise the efficacy bar[1]
- Within this group, safety is key
  - While oral compounds have demonstrated strong efficacy and offer convenience, their safety profiles may limit use
- Based on data from CHOICE, we believe daclizumab would compete in this "next generation" market

1. Assumed ARR reduction based on reported clinical results with the exception of TYSABRI

Facet Biotech

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CHOICE: daclizumab improves outcomes in patients failing IFN therapy Phase 2 CHOICE multiple sclerosis trial Daclizumab 2 mg/kg added to IFN beta every 2 weeks reduced the number of new or enlarged lesions by 72% ARR reduction of 32% low dose and 43% high dose compared to IFN+Placebo (unadjusted) Acceptable safety profile Overall infection similar to IFN alone *P-values, percent reductions, and 95% confidence intervals were estimated from a negative binomial regression adjusting for the number of baseline lesions and type of MS (RRMS vs. SPMS). Data presented by M. Kaufman; AAN 2008. Adjusted Means of New/Enlarged Gd+ Lesions 0 1 2 3 4 5 IFN/Placebo IFN/DAC 1 mg/kg IFN/DAC 2 mg/kg 4.8 3.6 1.3 72% reduction* 95% CI: -88%, -34% P=0.004 25% reduction* 95% CI: -68%, +76% P=0.514 CHOICE Primary Endpoint – Adjusted New or Enlarged Gd+ Lesions Choice data and historical controls suggest that daclizumab monotherapy could reduce lesions by 80% and ARR by 50% vs. placebo

Daclizumab may reduce Gd-enhancing lesions and ARR by 80% and 50%, respectively Phase 1/2 open label studies suggest activity in excess of 80% reduction in Gd-enhancing lesions and 50% reduction in ARR1-3 CHOICE results demonstrate that daclizumab is highly active in patients when combined with IFNs Given a 72% reduction in Gd-enhancing lesions, we would expect at least a 50% reduction in ARR vs. placebo (based on correlation from Sormani et.al.4) Daclizumab monotherapy may have improved efficacy over daclizumab combined with IFN IFN NAb+ patients taking daclizumab showed a 94% reduction in Gd enhancing lesions versus 72% reduction for IFN+daclizumab patients5 Based on the observed CHOICE data and SENTINEL experience, daclizumab should reduce ARR by at least 50% vs. placebo 280 patient exposures across multiple completed studies in multiple sclerosis support safety profile6 Long-term use (>4 years) in uveitis appeared safe and well-tolerated7 1. Rose et. al. Neurology 2007 69:785-789; 2. Rose et. al. Ann Neurol 2004 56:864-869; 3. Bielikova et.al. PNAS USA 2004 101:8705-8708; 4. Sormani et. al ANA 2009; 5. L. Neyer, et al., World Congress for Treatment and Research in MS, Montreal, Sept. 2008, poster 479; 6. Includes phase 1/2 studies and CHOICE; 7. Nussenblatt et. al. J of Autoimmunity 2003 21:283-293 Phase I/II Studies in MS CHOICE SELECT Futility SENTINEL Study (Tysabri) Uveitis Study

We would expect robust adoption of daclizumab across multiple segments1 Penetration into the “efficacy seeker” segment could reach 40% at peak Next-generation drugs could rapidly expand this segment (while depleting the ABCR segment) Initially, penetration would be limited to patients with rapidly progressing disease Segment would shift to next-generation drugs over time – daclizumab penetration could exceed 25% Most newly diagnosed patients would likely initiate ABCR therapy 1. Based on qualitative (n=21) interviews with MS KOLs and community physicians conducted by independent third party firm 50,000 200,000 250,000 Global Addressable Multiple Sclerosis Patients (>500,000) Newly Diagnosed ABCR Controlled Uncontrolled / Discontinued

The daclizumab opportunity is significant Next-generation molecules will capture a significant portion of the ~ $11B worldwide market Opportunity to break IFN cycling Although improvements in efficacy will shift demand, safety will likely differentiate the more efficacious options Efficacy advantage of orals and TYSABRI may be offset by safety concerns We believe daclizumab would achieve a strong position in this market 100% = $10.9B1 1. Wall Street research 2010E Global MS Market Avonex $2.6B Copaxone $3.0B Betaseron $1.8B Rebif $2.3B Tysabri $1.3B 27% 16% 21% 12% 24%

SELECT: first registration-enabling trial 12 Year 1 Year 2 (Extension) Randomization ~ 600 RRMS Subjects DAC HYP 300mg SC every 4 wks (n = 200) DAC HYP 150mg SC every 4 wks (n = 200) Placebo (n = 200) DAC HYP 300 mg DAC HYP 150 mg (+/- washout) 1 year Superiority (ARR) 2 year Safety DAC HYP 300 mg (+/- washout) DAC HYP 150 mg Screening Interim futility analysis passed; SELECT continues enrollment Analysis included a review of data from 150 patients who completed at least 6 months of treatment SELECT remains a blinded trial Estimated enrollment completion mid-2010; primary endpoint data readout targeted for H2 2011

13 Moving daclizumab to phase 3 increases our probability of success Small open-label phase 2 investigator-sponsored trials Phase 1 healthy volunteer trials CHOICE: Phase 2, randomized, placebo-controlled trial SELECT: Phase 2 first registration-enabling trial DECIDE: Phase 3 second registration-enabling trial 2010~ 2008~ 2005 - 2008 2000 - 2008 2005 - 2006 DECIDE expected to commence in 1H 2010 FACT and BIIB will continue planning activities for the trial SPA request submitted August 2009 Will provide additional study details at the time of trial initiation $30M milestone from Biogen Idec for P3 first patient enrolled (expected 1H 2010) Additional potential milestones of $220M for MS and other indications

TRU-016: strengthening the pipeline Signed worldwide collaboration with Trubion August 2009 50/50 development and commercialization of TRU-016 and additional protein therapeutics that target CD37 Facet paid $20M upfront and could pay up to $176.5M in potential milestones for TRU-016 Risk-mitigated development program: majority of milestones are later-stage development, regulatory and sales-based Consistent with stated strategy Preliminary clinical data in CLL and compelling preclinical data for NHL presented at ASCO 2009 $10 million equity investment in Trubion at $4.46 per share Maintain guidance of having sufficient capital to fund current operations to the end of 2012

TRU-016: impressive biologic activity TRU-016 is a Small Modular ImmunoPharmaceutical (SMIPTM) protein therapeutic that targets CD37 Biodistribution advantage Unique MOA Potential as single agent or in combination CD37 is a clinically validated target for treatment of B-cell malignancies Significant decrease in lymphocyte counts in heavily pretreated CLL patients Known to be highly over-expressed in patients with CLL and broadly expressed on all B-cell malignancies except multiple myeloma Emerging data support need for therapies for patients who do not respond well or at all to CD20-directed therapies B-cell depletion has broad applications, including multiple sclerosis, rheumatoid arthritis and lupus

Elotuzumab: tracking to phase 2

Elotuzumab in combination with lenalidomide + dexamethasone: Objective response (OR) in 5* of 6 evaluable patients (83%)



150
125
100
75
50
25
0
M-protein % of Baseline
PD
SD
MR
OR
PR or >
C1D1
C1D22
C2D1
C2D22
C3D1
C4D1
C4D15
C5D1
C6D1
Study Visit

- Humanized antibody to CS1
- Three P1 trials underway: 1 as monotherapy and 2 in combination
- P1 combo with bortezomib: OR in 6 of 11 evaluable patients (55%)**
- $15M milestone for P2 initiation
- Additional potential milestones of $665M for MM and other potential oncology indications

* Urine M-protein for one patient. Modified from Lonial, et al. "Phase Ib Study of Elotuzumab (HuLuc63) in Combination with Lenalidomide/dexamethasone in Relapsed Multiple Myeloma". Presented at the 12th International Myeloma Workshop, 2/27/2009.

** Jakubowiak et al. "Phase I Study of Elotuzumab (HuLuc63) in Combination with Bortezomib in Relapsed Multiple Myeloma". Presented at the 12th International Myeloma Workshop, 2/27/2009.

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Facet Biotech

Next-generation protein engineering technologies Proprietary platform of next-generation protein engineering technologies that improve antibodies using half-life extension, de-immunization, and comprehensive mutagenesis mapping (PxP) Rapid (months vs. years) and exhaustive mapping of CDRs mutants (affinity and immunogenicity) creates opportunity for biobetters and improved first-generation antibodies We have filed composition of matter (COM) patents on Avastin® antibody and are investigating performance pre-clinically Chen et. al. – 4 point mutations identified; best combination variant 20x higher affinity We found 18 novel higher affinity mutations; best combination variant is 24x higher affinity; no previously identified mutants used On-rate 10x higher than Avastin antibody COM patents filed on 1 additional mAb; expect 3 more by 2009 year-end with more to follow Discussions underway with multiple partners trying to enter “biobetter” space or improve existing antibodies Avastin Variants Chen et. al Avastin Variants Facet Biotech

Strong balance sheet $371.1 million in cash, cash equivalents, marketable securities and restricted cash at June 30, 2009 $32.3M in cash utilization 1H 2009 Ability to fund current operations until approximately the end of 2012 Includes recent collaboration for TRU-016

Ongoing financial discipline Cash utilization of ~$80M Includes ~$10M in one-time, workforce reduction-related costs Excludes receipt of potential in-bound milestone payments Includes full costs of existing facility leases Total costs and expenses updated to $155M to $165M Does not reflect costs related to Trubion collaboration Reduced expected 2009 cash utilization from $110M at January 2009 to $80M at August 2009 Updated 2009 Guidance

Reducing our future cash burn through subleasing is a key priority As of December 31, 2009, spread over 12 years is an estimated $208M in future gross lease obligations, of which 81% is owed 2013 and later Necessary operating lease expenditures would be ~$50M over same period, such that worst-case “excess capacity” gross costs are ~$160M Through our sublease efforts, we expect to reduce the “excess capacity” gross costs These cash flows are all significantly lower in today’s dollars, on a discounted basis 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Yearly Lease Obligations Operating Lease Expenditure Net Obligation Potentially Recoverable through Sub-leasing

Investment rationale Valuable immunology and oncology assets Next-generation protein engineering technologies Strong balance sheet Ongoing financial discipline Significant progress since December 2008 spin-off Potential upcoming near-term catalysts